UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2006

CISTERA NETWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-17304	91-1944887
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17304 Preston Road, Suite 975 Dallas, Texas 75252
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 381-4699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company’s Board of Directors appointed Mr. Derek Downs as the Company’s Acting Chief Executive Officer. Ms. Katrina A. Roach, who was the Company’s Chief Executive Officer prior to Mr. Down’s appointment was unable to continue in her role as Chief Executive Officer due to personal and family considerations. Ms. Roach will continue to serve as a director on the Company’s Board of Directors until the Company’s next Annual Meeting of Shareholders.

BUSINESS BACKGROUND

Mr. Downs has served as President since May 31, 2004 and was Interim CEO for the Company from August 2004 until June 2005. Mr. Downs has also been a member of the Board of Directors since October 1, 2004. Prior to becoming President and Interim CEO, Mr. Downs served as the Company’s Vice President of Sales Marketing and Business Development. From January 2003 to May 2003, Mr. Downs held the same position with XBridge Software, Inc. From December 2000 to September 2002, Mr. Downs held senior executive roles in marketing, alliances, product marketing, and business development at i2 Technologies, a $1 billion supply chain software company. Before joining i2 Technologies, he served from December 1999 to December 2000 as VP of Business Development and Strategic Alliances for BSI Consulting, a midsized technology strategy firm. From May 1995 to December 1999, Mr. Downs held the position of Director of Strategic Alliances at Baan Company, a $1+ billion enterprise software company. Mr. Downs graduated from the University of Eastern New Mexico in 1990 with a BBA degree in Marketing and a BBA degree in Business Administration.

EMPLOYMENT AGREEMENT

On January 1, 2005, we entered into a one year employment agreement with Mr. Downs pursuant to which we agreed to employ him as President at an annual salary of $125,000. This agreement has continued on an “at will” basis, but if the Company terminates Mr. Downs’ employment without cause, or Mr. Downs terminates the agreement with just cause, or he is terminated at any time within twelve months following a change in control, then Mr. Downs shall be entitled to receive two times his then current salary, payable in equal installments over the course of the immediately following eighteen months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective May 27, 2005, the Company acquired XBridge Software, Inc. through a merger transaction and obtained ownership of the XBridge intellectual property upon the Company’s products are based. At the time of the merger, Mr. Downs was serving as the Company’s Interim CEO and as a Vice President of XBridge.

In connection with the acquisition of XBridge, Mr. Downs received 2,067 shares of the Company’s common stock in exchange for the cancellation of $5,748 of unreimbursed business expenses then owed by XBridge to Mr. Downs.

There are no family relationships between Mr. Downs and any of the Company’s other directors or executive officers.

(c)	Exhibits.

The following is a list of exhibits filed as part of this Current Report on Form 8-K:

99.1	Press Release dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: April 24, 2006	CISTERA NETWORKS, INC.

By: /s/ Derek Downs
Name: Derek Downs
Title:	Chief Executive Officer

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